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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                DECEMBER 20, 2001

                        (Date of earliest event reported)


                             INVVISION CAPITAL, INC.

             (Exact name of registrant as specified in its charter)



            NEVADA                        333-80429             75-2823489
(State or other jurisdiction of   (Commission file number)   (I.R.S. employer
        incorporation)                                      identification no.)


              2515 TARPLEY ROAD, SUITE 100, CARROLLTON, TEXAS 75006

                    (Address of principal executive offices)


                                 (214) 390-0801

                         (Registrant's telephone number,
                              including area code)



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFIED PUBLIC ACCOUNTANT.

Weaver and Tidwell has resigned as the auditor of Invvision Capital, Inc. (the "Company") effective as of January 2, 2002. During its tenure as the certifying accountant for the Company, Weaver and Tidwell's report on the financial statements of the Company did not contain an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years, and any subsequent interim period preceding such resignation, there were no disagreements between the Company and Weaver and Tidwell on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Weaver and Tidwell, would have caused Weaver and Tidwell to make reference to the subject matter of the disagreement in connection with its report.

Weaver and Tidwell has indicated that it will fully cooperate with the Company's new independent certified public accountants.

The board of directors approved the engagement of Turner, Stone & Company as the Company's new principal accountant as of February 7, 2002.

ITEM 6.  RESIGNATION OF DIRECTORS.

On December 20, 2001, C.J. Smith resigned as a member of the board of directors of the Company and as the President of Invvision Mortgage, Inc., a wholly owned subsidiary of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Exhibits.

            16. Letter from Weaver and Tidwell, dated as of March 21, 2002, concerning its resignation as the Company's certifying accountant and the substance of this Form 8-K.

            17.     Letter of Resignation of C.J. Smith dated as of December 20,
                    2001.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INVVISION CAPITAL, INC.

Dated:  March 21, 2002               By: /s/ Edward P. Rea
                                         ---------------------------------------
                                         Edward P. Rea
                                         Chairman and Director

Dated:  March 21, 2002               By: /s/ John Edward Rea
                                         ---------------------------------------
                                         John Edward Rea
                                         President and Director